Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-280699 on Form S-4 of our report dated July 3, 2024, relating to the financial statements of AleAnna Energy, LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

November 13, 2024